Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Pacific Energy GP, LP.:

We consent to the use of our report dated August 1, 2005, with respect to the balance sheet of Pacific Energy GP, L.P. as of December 31, 2004, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Los Angeles, California
December 20, 2005